EXHIBIT 1
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                          AMENDMENT TO THIRD AMENDMENT
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                  Amendment to Third Amendment (this "Amendment"), dated July
12, 2001, between Marketing Services Group, Inc., a Nevada corporation (the "Company"), and General Electric Capital Corporation ("GE Capital"), a Delaware corporation.

                              W I T N E S S E T H:

                  WHEREAS, the Company and GE Capital are parties to a Third Amendment, dated May 15, 2001 (the "Third Amendment"), to a warrant, as amended, dated December 24, 1997, held by GE Capital, to purchase shares of common stock, par value $.01 per share, of the Company; and

                  WHEREAS, the Company and GE Capital desire to amend the terms of the Third Amendment as set forth herein;

                  NOW, THEREFORE, in consideration of the premises hereinafter contained, it is agreed as follows:

                  1. Amendment. Section 4 of the Third Amendment is hereby amended by deleting the date "July 13, 2001" and substituting "August 7, 2001" therefor.

                  2. Full Force and Effect. Except as specifically amended hereby, all of the terms and provisions of the Third Amendment shall remain in full force and effect.

                  3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

                  4. Effective Date. This Amendment shall become effective on the date hereof.

                  IN WITNESS WHEREOF, the Company and GE Capital have executed this Amendment as of the day and year first above written.

                             MARKETING SERVICES GROUP, INC.

                             By:         Jeremy Barbera
                                ----------------------------------------------
                                  Name:  Jeremy Barbera
                                  Title: Chairman and CEO

                             GENERAL ELECTRIC CAPITAL CORPORATION

                             By:         Jonathan K. Sprole
                                ----------------------------------------------
                                  Name:  Jonathan K. Sprole
                                  Title: Dept. Operations Manager